UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2021

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on September 28, 2020, Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), entered into a patent contribution agreement (the “Patent Contribution Agreement”) with Kaival Labs, Inc., a Delaware corporation and the Company’s wholly-owned subsidiary (“Kaival Labs”), and Next Generation Labs, LLC, a California limited liability company (“Next Generation”), whereby Next Generation agreed to contribute certain patents, patent applications, and patent data, described on Exhibit “A” of the Patent Contribution Agreement (the “Patents”), to the Company and the Company will subsequently transfer the Patents to Kaival Labs.

Pursuant to the Patent Contribution Agreement, the Company agreed to pay Next Generation a purchase price of $3 million for the Patents (the “Purchase Price”), which was expected to be paid over-time upon two events. First, the Company expected to pay part of the Purchase Price from proceeds generated from a future securities offering (the “Offering Payment”). Additionally, on the first date that Kaival Labs sold a product that was developed using any portion of the Patents or based on the Patents, the Company agreed to pay Next Generation the difference between the Purchase Price and the Offering Payment.

Pursuant to the terms of the Patent Contribution Agreement, the parties agreed that the Company would file a Form 1-A offering statement no later than January 31, 2021, unless extended in writing by the Company in good faith to no later than March 15, 2021 (the “Filing Date”). The Patent Contribution Agreement further provides that in the event the Company or Kaival Labs materially breaches the terms of the Agreement after Next Generation provides written notice of such material breach to the Company and the material breach is not cured within fifteen (15) business days, then a reversion event will occur, whereby the Patents will revert from Kaival Labs to Next Generation.

The Company did not undertake a securities offering by filing a Form 1-A offering statement by the Filing Date. The Company attempted to negotiate an amendment to the Patent Contribution Agreement, which would allow the Company additional time to undertake a securities offering. However, on April 8, 2021, Next Generation notified the Company that it was in material breach of the Patent Contribution Agreement and that the Company would have fifteen (15) business days, or April 30, 2021, to cure such breach. Ultimately, the Company decided not to cure such breach within the requisite time and, on May 4, 2021, Next Generation notified the Company that a reversion event occurred.

The Company is in the process of completing the necessary documentation to transfer the Patents from Kaival Labs to Next Generation. Neither the Company, nor Kaival Labs, has developed or otherwise relied on the Patents to date and does not expect the reversion of the Patents to materially affect the Company’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: May 10, 2021

By: /s/ Nirajkumar Patel

Nirajkumar Patel

Chief Executive Officer, Chief Financial Officer, and a Director

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